GUARANTY AGREEMENT


     THIS GUARANTY AGREEMENT, dated as of September 24, 1997 (this "Agreement"), by and between ELXSI CORPORATION, a Delaware corporation ("Guarantor") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a National banking corporation (the "Bank").


                              W I T N E S S E T H:

     WHEREAS, the Orange County Industrial Development Authority, (the "Issuer"), pursuant to authority granted under Chapter 159, Part II, Florida Statutes, and other applicable provisions of law, will issue, sell and deliver its $2,500,000 aggregate principal amount Industrial Development Revenue Bonds, Series 1997 (ELXSI Project) (the "Bonds") to finance the costs of acquiring, constructing, rehabilitating, equipping and furnishing a facility (the "Project") located within the corporate boundaries of Orange County, Florida;

     WHEREAS, the Issuer has loaned or will lend the proceeds received from the sale of the Bonds to ELXSI, a California corporation and wholly-owned subsidiary of Guarantor (the "Account Party"), pursuant to that certain Loan Agreement, dated as of September 24, 1997 (the "Loan Agreement"), between the Issuer and the Account Party and pursuant to that certain promissory note of the Account Party in favor of the Issuer dated as of September 24, 1997 (the "Note");

     WHEREAS, the Bonds were issued and secured by that certain Trust Indenture, dated as of September 24, 1997 (as amended, restated, supplemented or otherwise modified from time to time, hereinafter called the "Indenture"), between the Issuer, Sun Trust Bank, Central Florida, National Association, as Trustee (the "Trustee");

     WHEREAS, the Bonds have been or will be purchased by the Bank from the Issuer pursuant to a Bond Purchase Agreement dated as of September 24, 1997 between the Issuer, the Account Party and the Bank (the "Bond Purchase Agreement");

     WHEREAS, it is a condition to the Bank's obligation to purchase the Bonds under the Bond Purchase Agreement that Guarantor enter into this Guaranty Agreement;

     WHEREAS, Guarantor will derive substantial benefit from the loaning of the Bond proceeds to the Account Party to acquire, construct, rehabilitate, equip and furnish the Project and the purchase by the Bank of the Bonds; and

     WHEREAS, in order to induce the Bank to purchase the Bonds, the Guarantor, pursuant to this Agreement, has issued a continuing, absolute, unconditional and irrevocable guarantee of payment of the Account Party's obligations to the Issuer under the Loan Agreement, the Note, the Mortgage (as defined herein), the Security Agreement (as defined herein) and the Environmental Indemnity Agreement (as defined herein), which obligations have been assigned to the Trustee for the benefit of the Bank as the purchaser of the Bonds;

     NOW THEREFORE, in consideration of the premises and to induce the Bank to purchase the Bonds, and intending to be legally bound hereby, the Guarantor and the Bank hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     Section  1.01  Certain   Terms.   The  following   terms  (whether  or  not
underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural:

          "Account Party Agreement" means any of the Loan Agreement, the Note , the Mortgage, the Security Agreement and the Environmental Indemnity Agreement.

          "Affiliate" means any Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Account Party or with the Guarantor. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" is defined in the preamble.

          "Bank" is defined in the preamble.

          "Bond Purchase Agreement" is defined in the fourth recital.

          "Bonds" is defined in the first recital.

          "Capitalized Lease" means a lease of property, real or personal, which, in accordance with generally accepted accounting principles, would be required to be capitalized on a balance sheet of the lessee.

          "Environmental Indemnity Agreement" means the environmental indemnity agreement dated as of September 24, 1997, between the Issuer and the Account Party.

          "Environmental Laws" shall mean any federal, state, local or other laws, statutes, rules, regulations, orders, consent decrees, permits or licenses, relating to prevention, remediation, reduction or control of pollution, or protection of the environment, natural resources and/or human health and safety, including without limitation, such laws, statutes, rules, regulations, orders, consent decrees, permits or licenses relating to (i) solid waste and/or Hazardous Material treatment, storage, disposal, generation and transportation, (ii) air, water and noise pollution, (iii) soil, ground, water or groundwater contamination, (iv) the generation, handling, storage, transportation or release into the environment of Hazardous Materials, and (v) regulation of underground and aboveground storage tanks.

          "ERISA" is defined in Section 3.11.

          "Event of Default" is defined in Article V.

          "Fiscal Quarter End" shall mean, for the first fiscal quarter, the Saturday next preceding or next following (whichever is closer) March 31 of any calendar year, for the second fiscal quarter, the Saturday next preceding or next following (whichever is closer) June 30 of any calendar year, and for the third fiscal quarter, the Saturday next preceding or next following (whichever is closer) September 30 of any calendar year. The Fiscal Quarter End for the fourth quarter will be the same date as the Fiscal Year End, as defined in the definition "Fiscal Year End".

          "Fiscal Year End" shall mean, as of any fiscal year of the Guarantor, the Saturday next preceding or next following (whichever is closer) December 31 of any calendar year.

          "Guaranteed Obligations" is defined in Section 2.01.

          "Guarantor" is defined in the preamble.

          "Hazardous Material" is defined in Section 3.10.

          "Indebtedness" means: (i) all items of indebtedness for borrowed money, (ii) all indebtedness for borrowed money secured by any mortgage, pledge or lien existing on property  whether or not the  indebtedness  secured thereby shall have been assumed, (iii) Capitalized Lease obligations (but not operating lease obligations), and (iv) all guarantees, letters of credit, and endorsements and other agreements or obligations (other than of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business or operating lease obligations), in each case to support Indebtedness of other Persons, including any partnership or joint venture of which the Guarantor or any of its Subsidiaries is a general partner or joint venturer. For purposes of Sections 3.03, 4.05 and 4.06, "Indebtedness" shall not include Intercompany Indebtedness.

          "Indenture" is defined in the third recital.

          "Interim Financials" is defined in Section 3.03.

          "Issuer" is defined in the first recital.

          "Loan Agreement" is defined in the second recital.

          "Material Subsidiary" means (i) each of ELXSI, a California corporation; and (ii) any Subsidiary which now or hereafter has on any given date total assets equal to or greater than ten percent (10%) of the consolidated assets of the Guarantor and its Subsidiaries on such date. For the purposes of this Agreement, a Subsidiary which now or hereafter qualifies as a Material Subsidiary under clause (ii) of the foregoing definition shall continue to be deemed to be a Material Subsidiary notwithstanding the fact that its total assets may at any given time subsequent to such qualification as a Material Subsidiary be equal to or less than ten percent (10%) of the consolidated assets of the Guarantor and its Subsidiaries.

          "Mortgage" means the mortgage and security agreement dated as of September 24, 1997 between the Account Party and the Issuer.

          "1996 Financials" is defined in Section 3.03.

          "Person" means any individual, corporation, limited liability company partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Project" is defined in the first recital.

          "Revolving Credit Agreement" means the Amended and Restated Loan and Security Agreement dated as of December 30, 1996 between the Account Party and Bank of America Illinois as subsequently modified, amended and/or restated.

          "Security   Agreement"  means  the  security  agreement  dated  as  of
     September 24, 1997, between the Account Party and the Issuer.

          "Subsidiary" means any Person of which greater than 50% of the outstanding shares of voting stock are owned or controlled by the Guarantor.

          "Trustee" is defined in the third recital.

          "Unmatured Event of Default" means an event which would become an Event of Default with notice or the passage of time or both.

     Except as and unless otherwise specifically provided herein, all accounting terms in this Agreement shall have the meanings given to them by generally accepted United States accounting principles and shall be applied and all reports required by this Agreement shall be prepared, in a manner consistent with the most recent financial statements provided to the Bank before this Agreement was signed.

     Section 1.02 Loan Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, shall have the meanings provided in the Loan Agreement.


                                   ARTICLE II
                                  THE GUARANTY

     Section 2.01 Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably (a) guarantees the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of all obligations of the Account Party now or hereafter existing which arise out of or in connection with the Loan Agreement, whether for principal, interest, fees, expenses or otherwise and all other Liabilities of the Account Party and all other amounts from time to time owing to the Issuer or any other person under the Loan Agreement or obligations under any other Account Party Agreement, howsoever created, arising or evidenced whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (including in all cases all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code 11 U.S.C. ss. 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code 11 U.S.C. ss. 502(b) and ss. 506(b), and (b) indemnifies and holds harmless the Bank for any and all reasonable costs and expenses (including reasonable attorney fees (including the allocated cost of internal legal services and all disbursements of internal counsel) and expenses) incurred by the Bank in enforcing any rights under this Guaranty, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations").

     This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that the Bank exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Account Party (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

     Section 2.02 Obligations Unconditional. The obligations of the Guarantor under Section 2.01 shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Guaranteed Obligations have been paid in full and all obligations of the Guarantor hereunder shall have been paid in full.

     The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Account Party Agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

          (a) any lack of validity, legality or enforceability of the Loan Agreement or any other Account Party Agreement or any other agreement or instrument evidencing Guaranteed Obligations;

          (b) the failure of the Bank

               (i) to assert any claim or demand or to enforce any right or remedy against the Account Party or any other Person (including any other guarantor) under the provisions of the Loan Agreement or any other Account Party Agreement or any other agreement or instrument evidencing Guaranteed Obligations or otherwise, or

               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Guaranteed Obligations;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise or renewal of any Guaranteed Obligation;

          (d) any reduction, limitation, impairment or termination of any Guaranteed Obligations for any reason including any claim of waiver, release, surrender, alteration or compromise, and the Guaranty shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination
     whatsoever  by  reason  of  the  invalidity,  illegality,   nongenuineness,
     irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations other than payment thereon;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Agreement or any other Account Party Agreement;

          (f) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by the Bank securing any of the Guaranteed Obligations; or

          (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Account Party, any surety or any of the Guaranteed Obligations.

     Section. 2.03 Waiver, etc. The Guarantor hereby expressly waives promptness, diligence, presentment, demand of payment upon the Account Party, protest and all notices whatsoever (other than demand of payment upon the Guarantor), and any requirement that the Bank protect, secure, perfect or insure any security interest or lien upon any property subject thereto, or exhaust any right, power or remedy or proceed against (i) the Account Party under the Loan Agreement, the other Account Party Agreements or any other agreement or instrument referred to herein or therein or (ii) against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

     Section 2.04  Reinstatement.  The  obligations of the Guarantor  under this
Article II shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Account Party in respect of any of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Bank on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Bank in connection with such rescission or restoration.

     Section 2.05 Subrogation, etc. The Guarantor will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment, in full and in cash, of all Guaranteed Obligations. Any amount paid to the Guarantor on account of any payment made hereunder prior to the payment in full of all Guaranteed Obligations shall be held in trust for the benefit of the Bank and shall immediately be paid to the Bank and credited and applied against the Guaranteed

Obligations, whether matured or unmatured, in accordance with the terms of the Agreement (or the Pledge Agreement); provided, however, that if

          (a) the Guarantor has made payment to the Bank of all or any part of the Guaranteed Obligations, and

          (b) all Guaranteed Obligations have been paid in full,

the Bank agrees that, at the Guarantor's request, the Bank will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Guaranteed Obligations remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against the Guarantor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement to the Bank.

     Section 2.06 Remedies. The Guarantor agrees that, as between the Guarantor and the Bank, the Liabilities of the Account Party under the Loan Agreement may be declared to be forthwith due and payable as provided in Section 9.2 of the Loan Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 2.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Account Party and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Account Party) shall forthwith become due and payable by the Guarantor for purposes of Section 2.01.

     Section 2.07 Continuing Guaranty. The guaranty in this Article II is a continuing guaranty, and shall apply to all Guaranteed Obligations whenever arising.


                                   ARTICLE III
                           GUARANTOR'S REPRESENTATIONS

     The Guarantor represents to the Bank that:

     Section 3.01 Organization. The Guarantor is a corporation existing and in good standing under the laws of the State of Delaware; each Material Subsidiary is a corporation duly existing and in good standing under the laws of the state of its incorporation; the Guarantor and each Material Subsidiary are duly qualified, in good standing and authorized to do business in each jurisdiction where failure to so qualify would have a material adverse effect on their business or properties and because of the nature of their activities or properties, such qualification is required; and the Guarantor and each Material Subsidiary have the corporate power and authority to own their properties and to carry on their businesses in a manner substantially the same as now being conducted.

     Section 3.02 Authorization; No Conflict; Binding Effect. The execution and delivery of this Agreement and the performance by the Guarantor of its obligations under this Agreement are within the Guarantor's corporate powers, have been authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Guarantor or any Subsidiary or of any agreement binding upon the Guarantor or any Subsidiary. This Agreement has been duly executed and delivered by Guarantor and is the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

     Section 3.03 Financial Statements; Contingent Liabilities; Indebtedness. The Guarantor's audited consolidated and consolidating (as applicable) financial statements as of and for the fiscal year ended December 31, 1996 (the "1996 Financials"), as certified by Price Waterhouse L.L.P., the Guarantor's certified public accountants for such period, copies of which have been furnished to the Bank, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and fairly present the financial condition of the Guarantor and its Subsidiaries as of such dates and the results of their operations for the periods then ended. To the best of the Guarantor's knowledge, the Guarantor's unaudited consolidated and consolidating (as applicable) financial statement as of June 30, 1997 (the "Interim Financials") a copy of which has been furnished to the Bank, fairly presents the financial condition of the Guarantor and its Subsidiaries as of such date and the results of their operations for the period then ended. Since the date of the 1996 Financials, no material adverse change in the business, properties, assets, operations, conditions or prospects of the Guarantor and its Subsidiaries taken as a whole has occurred of which the Bank has not been advised in writing before this Agreement was signed. There is no known contingent liability of the Guarantor or any Subsidiary which is known to be in an amount in excess of $50,000 which is not reflected in the 1996 Financials or which is not set forth in Schedule 3.03.

     Section 3.04 Taxes. No examination of any Federal income tax return filed by or on behalf of the Guarantor or any Material Subsidiary is pending or, to the best knowledge of the Guarantor, threatened. The Guarantor and its Subsidiaries have filed or caused to be filed all federal, state and local tax returns which, to the knowledge of the Guarantor or its Subsidiaries, are required to be filed, and have paid or have caused to be paid all taxes as shown on such returns or on any assessment received by them, to the extent that such taxes have become due (except for current taxes not delinquent and taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been provided on the books of the

Guarantor or the appropriate Subsidiary, and as to which no foreclosure, distraint, sale or similar proceedings have been commenced).

     Section 3.05 Liens. None of the material assets of the Guarantor or its Subsidiaries are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except for: (a) current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings; (b) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any deposits or advances or borrowed money or the deferred purchase price of property or services; (c) to the extent specifically shown in the financial statements referred to above; and (d) as shown on Schedule 3.05.

     Section 3.06 Adverse Contracts. Neither the Guarantor nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction, nor is any of them subject to any judgment, decree or order of any court or governmental body, which may have a material, adverse effect on the business, assets, liabilities, financial condition, operations or business prospects of the Guarantor and its Subsidiaries taken as a whole or on the ability of the Guarantor to perform its obligations under this Agreement. Neither the Guarantor nor its Subsidiaries has, nor with reasonable diligence should have had, knowledge of or notice that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any such agreement, instrument, restriction, judgment, decree or order.

     Section 3.07 Regulation U. The Guarantor is not engaged principally in, nor is one of the Guarantor's important activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereinafter in effect.

     Section 3.08 Litigation. No litigation (including derivative actions but excluding product liability claims as to which the amount claimed is completely covered by satisfactory insurance other than self-insurance), arbitration proceedings or governmental proceedings or investigations are pending or, to the best knowledge of the Guarantor, threatened against the Guarantor which would (singly or in the aggregate) if adversely determined, have a material, adverse effect on the financial condition, continued operations or prospects of the Guarantor and its Subsidiaries taken as a whole, except as set forth (including estimates of the dollar amounts involved) on Schedule 3.08.

     Section 3.09 Subsidiaries. Schedule 3.09 sets forth a correct and complete list of all Subsidiaries and Affiliates of the Guarantor.

     Section 3.10 Environmental  Matters.  Except as disclosed on Schedule 3.10,
(i) the Guarantor and its Material Subsidiaries and all properties owned or operated by the Guarantor or its Material Subsidiaries comply in all material respects with all Environmental Laws; (ii) neither the Guarantor nor any Material Subsidiary is subject to any actual or threatened judicial or administrative proceeding, investigation or inquiry into the possibility of violation of any Environmental Laws; (iii) neither the Guarantor nor any Material Subsidiary is the subject of an actual or threatened federal, state or local investigation or inquiry evaluating whether any remedial action is needed under any Environmental Laws to respond to a release of any material classified as "hazardous" by any Environmental Laws ("Hazardous Material") into the environment; (iv) neither the Guarantor nor any Material Subsidiary has knowledge or notice of the presence of any Hazardous Material on or under any property owned or operated by the Guarantor or any Material Subsidiary; (v) there is no claim pending or threatened against the Guarantor or any Material Subsidiary relating to damage, contribution, cost recovery compensation, loss, or injury resulting from the release of, or exposure to, any Hazardous Material;
(vi) neither the Guarantor nor any Material Subsidiary has any known contingent liability in connection with any release of Hazardous Material into the environment; and (vii) neither the Guarantor nor any Material Subsidiary has received notice, nor has reasons to expect notice, of any potential liability under federal, state or local laws, arising from or relating to any release into the environment of any Hazardous Material.

     Section 3.11 ERISA. The Guarantor and each Material Subsidiary is in compliance with all material requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the regulations promulgated thereunder as to any employee benefit plan defined in Section 3(3) of ERISA, and there exists no event described in Section 4043(b) of ERISA, excluding subsections 4043(b)(2) and 4043(b)(3) thereof, with respect to which the Guarantor or any Material Subsidiary has any obligation, which could result in such Person incurring any liability, fine or penalty, other than a liability reflected in the funding schedule for such plan which is not yet due and payable. Within the past five years, neither the Guarantor nor any Material Subsidiary has terminated or withdrawn from, nor is the Guarantor aware of any withdrawal liability assessed against the Guarantor or any Material Subsidiary with respect to, any multi-employer employee benefit plan.

     Section 3.12 True and Complete Disclosure. (i) All factual information relating to the Guarantor furnished to the Bank heretofore or contemporaneously herewith by or on behalf of the Guarantor for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and complete in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time provided, however, the dated date of the Schedules shall be the date hereof and (ii) there is no fact known to the Guarantor on the date hereof that, in the reasonable judgment of the Guarantor, materially adversely affects the business or financial prospects of the Guarantor that has not been disclosed in writing to the Bank.

     Section 3.13 Solvency. Guarantor is solvent and will continue to be solvent following the consummation of the transactions contemplated by this Agreement.

     Section 3.14 Survival. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.


                                   ARTICLE IV
                              GUARANTORS' COVENANTS

     Section 4.01 Corporate Existence, Mergers Etc. The Guarantor and each of its Material Subsidiaries shall preserve and maintain its corporate existence, rights, franchises, licenses and privileges, and will not liquidate, dissolve, or merge, or consolidate with or into any other corporation, or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets, except that:

          (ii) Any Subsidiary may merge or consolidate with or into any one or more wholly-owned subsidiaries;

          (iii) Any Subsidiary which is not a Material Subsidiary may liquidate or dissolve upon the prior written consent of the Bank (which consent shall not be unreasonably withheld); and

          (iv) In any given fiscal year of the Guarantor, the Guarantor and its Material Subsidiaries may sell, transfer, or otherwise dispose of a portion of their respective assets and those Subsidiaries which are not Material Subsidiaries may sell, transfer or otherwise dispose of all or a portion of their respective assets; provided, however, that the aggregate net book value of assets so sold, transferred or disposed of by the Guarantor and its subsidiaries (including both Material Subsidiaries and Subsidiaries which are not Material Subsidiaries) in such fiscal year shall not exceed ten percent (10%) of the net book value of the total consolidated assets of the Guarantor and its Subsidiaries in the immediately preceding fiscal year. The restrictions of this subsection 4.01(iii) shall not apply to the lease (as lessor) of any assets of the Guarantor and its Subsidiaries.

     Section 4.02 Reports, Certificates and Other Information. The Guarantor shall furnish to the Bank:

          (i) Interim Reports. Within forty-five (45) days after the end of the first, second, and third quarters of each fiscal year of the Guarantor, a copy of an unaudited financial statement of the Guarantor and its Subsidiaries prepared on a consolidated and consolidating (as applicable) basis consistent with the unaudited consolidated and consolidating (as applicable) financial statement of the Guarantor and its Subsidiaries as at June 30, 1997 referred to above, signed by an authorized officer of the Guarantor and consisting of at least (i) a balance sheet as at such Fiscal Quarter End, and (ii) a consolidated cash flow statement of the Guarantor and its Subsidiaries for such quarter and for the period from the beginning of such fiscal year to such Fiscal Quarter End.

          (ii) Annual Report. As soon as available and in any event within ninety (90) days after each Fiscal Year End of the Guarantor, a copy of a consolidated and consolidating (as applicable) balance sheet and profit and loss statement of the Guarantor and its Subsidiaries as of such Fiscal Year End and the related consolidated statement of cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (including disclosure required by Accounting Principles Board Statement 28) (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by independent certified public accountants) and accompanied by an audit report of any firm of independent public accountants of recognized national standing selected by the Guarantor; provided, however, that such audit report shall not be required with respect to the consolidating financial statements.

          (iii) Notice of Default, Litigation and ERISA Matters. Immediately upon learning of the occurrence of any of the following, written notice describing the same and the steps being taken by the Guarantor or any one of its Subsidiaries affected in respect thereof to remedy or cure: (i) the occurrence of an "Event of Default" or an "Unmatured Event of Default" (each as defined in the Loan Agreement) or an Event of Default or Unmatured Event of Default; or (ii) the institution of, or any adverse determination in, any litigation, arbitration or governmental proceeding which is material to the Guarantor or any one of its Subsidiaries on a consolidated basis; or (iii) the occurrence of a reportable event under, or the institution of steps by the Guarantor or any one of its Subsidiaries to withdraw from, or the institution of any steps to terminate, any employee benefit plans as to which the Guarantor or any of its Subsidiaries may have any liability.

          (v) Subsidiaries. Promptly from time to time a written report of any changes in Schedule 3.09 hereto.

          (vi) Other Information. From time to time such other information, financial or otherwise, concerning the Guarantor or any of its Subsidiaries as the Bank may reasonably request.

     Section 4.03 Inspection. Upon reasonable prior notice from the Bank and its agents, the Guarantor and its Subsidiaries shall permit the Bank and its agents at any time during normal business hours to inspect their respective properties and to inspect and make copies of their respective books and records so long as no unnecessary interruption is caused to the operation of the business of the Guarantor and its Subsidiaries by any such inspection.


                                    ARTICLE V
                                EVENT OF DEFAULT

     Section 5.01 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

          b. Nonpayment of Guaranteed Obligations. Default by the Guarantor in the payment when due of any Guaranteed Obligation.

          c. Noncompliance With this Agreement. (i) Failure by the Guarantor to comply with or to perform any provision of Section 4.01, Section 4.02 or
     Section 4.03 or (ii) failure by the Guarantor to comply with or to perform any other provision of this Agreement (if such failure does not constitute an Event of Default under any of the other subsections and clauses of this Section, including, without limitation, clause (i) of this subsection) and continuance of such failure for 30 days after notice thereof to the Guarantors from the Bank.

          c. Cross-Default. The occurrence of a default or event of default under Section 9.1 of the Loan Agreement or a default or event of default shall occur under any other Account Party Agreement, the occurrence of a default or event of default under Section 6.1 of the Revolving Credit Agreement or there shall occur any default or event of default, or any event which might become such with notice or the passage of time or both, or any similar event, or any event which requires the prepayment of borrowed money (other than prepayment of loans under the Revolving Credit Agreement) in a principal amount in excess of $200,000 in the aggregate or the acceleration of maturity thereof, under the terms of any evidence of Indebtedness or other agreement issued or assumed or entered into by the Guarantor or any of its Subsidiaries or under the terms of any indenture, agreement or instrument under which any such evidence of Indebtedness or other agreement is issued, assumed, secured or guaranteed (and such event shall continue beyond any applicable period of grace; or

          d. Dissolutions, etc. The Guarantor shall fail to comply with any provision concerning its existence or that of any of its Material Subsidiaries or any prohibition against dissolution, liquidation, merger, consolidation or sale of assets; or

          e. Warranties. Any material representation, warranty, schedule, certificate, financial statement, report, notice or other writing furnished by or on behalf of the Guarantor to the Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

          f. Change in Control. A majority of the outstanding voting stock of the Guarantor shall be acquired, directly or indirectly, by a Person or group of Persons acting in concert, who own on the date hereof less than 5% of such voting stock; or

          g. ERISA. The Pension Benefit Guaranty Corporation, or any entity succeeding to any or all of its functions under ERISA, applies to a United States District Court for the appointment of a trustee to administer any Plan or for a decree adjudicating that any such Plan must be terminated; a trustee is appointed to administer any such Plan; any action is taken to terminate any such Plan or any such Plan is permitted or caused to be terminated if, at the time such action is taken or such termination of any such Plan occurs, the Plan's "vested liabilities", as defined in Section 3(25) of ERISA, exceed the then value of its assets at the time of such termination (for purposes of this Section 5.01(g), "Plan" shall have the meaning given to such term in Section 3(3) of ERISA and established or maintained by the Guarantor or any of its Material Subsidiaries and includes any Plan as to which the Guarantor or any of its Material Subsidiaries may have any liability); or

          h. Litigation. Any suit, action or other proceeding (judicial or administrative) shall be commenced against the Guarantor or any of its Subsidiaries, or with respect to any assets of the Guarantor or any of its Subsidiaries, and such proceeding shall, in the reasonable opinion of the Bank and its counsel, threaten to have a material, adverse effect on the future operations of the Guarantor and its Subsidiaries taken as a whole, or a final judgment in excess of $250,000 shall be entered or a settlement in excess of $250,000 shall be reached in any such suit, action or proceeding; provided, however, that such occurrence shall not be deemed an Event of Default if as to the amount involved, claimed, awarded in final judgment or agreed to in settlement, one hundred percent (100%) of that portion (if any) of such amount which exceeds $250,000 is, in the reasonable opinion of the Bank and its counsel, completely covered by satisfactory insurance (other than self-insurance); or

          i. Bankruptcy - Filing of Petition.

               (i) The Guarantor or any of its Material Subsidiaries shall file a petition or answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, federal, state or foreign, now or hereafter existing, or the Guarantor or any Material Subsidiary shall consent to, approve of, or acquiesce in, any such petition, action or proceeding; or the Guarantor or any of its Material Subsidiaries shall consent to the institution of such proceedings or the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for all or any part of the property of the Guarantor or any of its Material Subsidiaries; or

               (ii) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of the debts of the Guarantor or any Material Subsidiary or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, federal, state or foreign, now or hereafter existing, and such action has not been stayed within thirty (30) days of the filing or commencement, as the case may be; or

          j. Bankruptcy - Entry of Order for Relief. There shall be entered a decree or order by a court (i) constituting an order for relief in respect of the Guarantor or any of its Material Subsidiaries under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, federal, state or foreign, now or hereafter existing; or (ii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for all or any part of the property of the Guarantor or any of its Material Subsidiaries, or (iii) ordering the winding-up of or liquidation of the affairs of the Guarantor or any of its Material Subsidiaries; and any such decree or order shall continue unstayed and in effect for a period of thirty (30) consecutive days; or

          k. Insolvency. The Guarantor or any of its Material Subsidiaries shall become insolvent or shall fail or be unable to pay its debts as they mature, or shall admit in writing its inability to pay its debts as they mature, or shall make a general assignment for the benefit of its creditors, or shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

     Section 5.02 Effect of Events of Default. The Guarantor acknowledges and agrees that the occurrence of an Event of Default under Section 5.01 hereof shall also constitute an event of default for purposes of Section 9.1 of the Loan Agreement.

                                   ARTICLE VI
                                  MISCELLANEOUS

     Section 6.1 Binding on Successors, Transferees and Assigns; Assignment of Guaranty. This Agreement shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns; provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Bank.

     Section 6.2 Amendments, etc. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 6.3 Addresses for Notices to the Guarantor. All notices and other communications provided for hereunder shall be in writing and shall be given (i) by first class or certified mail, postage prepaid; (ii) by facsimile transmission and confirmed by the sender's telephone call to the recipient and by mailing or delivering a copy as provided in clause (i) , clause (iii) or clause (iv) hereof; (iii) by hand delivery or (iv) by courier service (including overnight courier service). Notices to the Guarantor shall be directed as follows:

ELXSI Corporation
4209 Vineland Road
Suite J-1
Orlando, Florida 32811
Attention:        Controller
Facsimile:        (407) 425-1569

with a copy to:

Kenneth R. Artin, Esq.
Lowndes Drosdick Doster Kantor & Reed, P.A.
215 North Eola Drive
Orlando, Florida 32802
Telephone:        (407) 843-4600
Facsimile:        (407) 423-4495

Notices to the Bank shall be directed as follows:

Bank of America National Trust
 and Savings Association
231 South LaSalle Street
Chicago, Illinois 60697

Attention:        Marc J. Crady
Telephone:        (312) 828-6686
Facsimile:        (312)828-1974

Notice given as provided in clause (i) hereof shall be effective five days from the date of mailing. Notice given as provided in clauses (ii) and (iii) hereof shall be effective on the day sent if sent by 4:00 p.m. (local time at Chicago, Illinois) on a Business Day and otherwise on the next Business Day following the day of sending. Notice given as provided in clause (iv) hereof shall be effective on the Business Day following the day of sending.

     Section 6.04 No Waiver; Remedies. In addition to, and not in limitation of,
Section 2.3 and Section 2.6, no failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 6.05 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

     Section 6.06 Right of Set-off. For so long as any amount is due or owing to the Bank under the Loan Agreement, so long as an Event of Default has occurred and is continuing, the Bank shall have the right to immediately and without notice set-off against any of the Guarantor's obligations to it under this Agreement any sum owed by the Bank in any capacity to the Guarantor. The Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such sum immediately upon the occurrence of any Event of Default, even though the actual book entries may be made at the time subsequent thereto.

     Section 6.07 Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 6.08 Governing Law; Jury Trial Waiver; Venue. This Agreement shall be governed by, and construed in accordance with, the law of the State of Illinois without giving effect to Illinois choice of law principles.

     THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR
(II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     THE  GUARANTOR  IRREVOCABLY  AGREES  THAT,  SUBJECT TO THE BANK'S  SOLE AND
ABSOLUTE ELECTION, ANY ACTION OR PROCEEDING IN ANY WAY, MANNER OR RESPECT ARISING OUT OF THIS AGREEMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR
AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR ARISING FROM ANY DISPUTE OR CONTROVERSY ARISING IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT SHALL BE LITIGATED ONLY IN THE COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, ILLINOIS, AND THE GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SUCH CITY AND STATE. THE GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST THE GUARANTOR AND/OR BY THE BANK IN ACCORDANCE WITH THIS SECTION 6.08.

     IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                             ELXSI CORPORATION



                                             By:____________________________

                                             Its:___________________________